Exhibit 99.1

INTRICON REPORTS SECOND QUARTER 2020 RESULTS

ARDEN HILLS, Minn. — August 10, 2020 — IntriCon Corporation (NASDAQ: IIN), an international company engaged in designing, developing, engineering and manufacturing miniature interventional, implantable and body-worn medical devices, today announced financial results for its second quarter ended June 30, 2020.

“The IntriCon team continued to deliver against the priorities we established at the outset of this year and I’m proud of our accomplishments in the second quarter, despite new challenges in the current business landscape. While we entered the quarter with some degree of visibility afforded to us by ordering patterns earlier in the year from our largest medical customers, our business further stabilized throughout the quarter and as a result, were stronger than initially anticipated. Importantly, the significant restructuring actions taken over the first half of the year, coupled with adjustments made during the pandemic, contributed to meaningful bottom line improvement and provided stability to our core business as we navigate through these uncertain times,” said Mark Gorder, president and chief executive officer.

“Operationally, we continue to make great progress on the integration of Emerald Medical Services, as well as implementing measures that will enable us to evolve our business to best address key medical growth markets. I look forward to working closely with Scott Longval, who will take over the helm as CEO on October 1, throughout the next few months to ensure a smooth transition in responsibilities and on-going priorities.”

Second Quarter Highlights:

●	Revenue of $23.6 million compared to $29.3 million in the prior year
o	Revenue from the company’s largest medical customer declined 24.7% year-over-year
o	Other medical revenue increased 56.3%, which included the contribution from recently acquired Emerald Medical Services
●	Gross margin of 28%, relatively flat year-over-year
●	Net loss per diluted share of $0.26 versus net loss of $0.57 per diluted share in the prior year period
●	Adjusted net loss per diluted share of $0.02
●	Acquired Emerald Medical Services Pte. Ltd., a privately held provider of joint development medical device manufacturing services for complex catheter applications
●	Appointed Scott Longval as President and Chief Executive Officer effective October 1, 2020 to succeed Mark Gorder, who will retire from the position on September 30, 2020

“While the macroeconomic environment remains uncertain, we are encouraged by recent business trends, and believe IntriCon has weathered the worst of the storm, with several encouraging milestones on the horizon. Importantly, we are managing our business for the long-term with investments focused on driving our growth and remain as confident as ever in the durability of our business,”concluded Gorder.

Second Quarter 2020 Financial Results

For the 2020 second quarter, the company reported net revenue of $23.6 million versus $29.3 million in the comparable prior-year period.

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Revenue in IntriCon’s Medical business was $18.1 million, a decrease from $20.9 million in the comparable prior-year period. The year over year decline was driven primarily by the reduction in orders due to uncertainty surrounding the COVID-19 pandemic, partially offset by a 21% increase in other medical and the impact of Emerald Medical Services which the company acquired in May 2020.

Hearing Health revenue was $4.5 million in the second quarter of 2020 compared to $6.7 million in the prior-year second quarter. The revenue decline during the second quarter was largely attributed to the absence of hi HealthInnovations revenue and the COVID-19 pandemic impact on the Legacy hearing health channel.

As previously announced, in April of 2020 the company took several steps to strengthen its balance sheet and reduce its cost structure, including headcount reductions and temporary salary reductions for directors and management. The temporary salary reductions reduced expenses for the second quarter by more than $750,000. Salaries were fully restored at the beginning of the third quarter. In addition to the salary reductions, there were several additional items that impacted the comparability of our operating expenses year over year, see “Non-GAAP Financial Measures.”

Gross margin in the second quarter of 2020 was 28%, flat compared to the prior-year second quarter, primarily due to the cost reduction initiatives and favorable mix, offset by lower volumes.

Operating expenses for the second quarter were $9.2 million, compared to $11.6 million in the comparable prior-year period. The change in operating expenses year over year was due to the cost reduction initiatives and other items included in our “Non-GAAP Financial Measures.”

The company posted a net loss of $2.3 million or $0.26 per diluted share in the second quarter of 2020, versus net loss of $5.0 million or $0.57 per diluted share, for the 2019 second quarter. As presented in the “Reconciliation of Non-GAAP Measures” table below, the company posted an adjusted net loss of $143,000 or $0.02 per diluted share in the second quarter of 2020, versus net loss of $1.3 million or $0.14 per diluted share, for the 2019 second quarter.

2020 Guidance

As previously reported, IntriCon is not providing 2020 financial guidance due to the continued uncertainties from the impact of the COVID-19 pandemic.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental schedule attached.

Conference Call

IntriCon’s management team will hold a conference call today, August 10, 2020, beginning at 4:00 p.m. CT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by dialing 866-795-7248 for domestic callers or 470-495-9160 for international callers, using conference ID: 3544449. A live and archived webcast will be available on the “Investors” sections of the company’s website at: www.IntriCon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, the impact of the Emerald acquisition, statements regarding the estimated costs and expenses of the restructuring and estimated annual expense savings, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, including without limitation, the impacts of the COVID-19 pandemic and measures taken in response, the risks associated with the Emerald acquisition, the actual number of employee headcount reductions in our strategic restructuring, the results of our lease negotiations, actual cash expenditures that may be made by the company in connection with the reduction in force and the amount, use and impact of any savings generated by the reduction in force and restructuring, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature interventional, implantable and body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Investor Contact
Leigh Salvo
(415) 937-5404
investorrelations@intricon.com

INTRICON CORPORATION

MARKET REVENUE

(Unaudited)

	SECOND QUARTER			YEAR TO DATE
($ in 000’s)	2020	2019	Change	2020	2019	Change

Medical	$18,118	$20,892	-13.3%	$34,476	$41,685	-17.3%
Diabetes	13,521	17,950	-24.7%	27,051	35,114	-23.0%
Other Medical	4,597	2,942	56.3%	7,425	6,571	13.0%

Hearing Health	4,473	6,675	-33.0%	8,354	13,685	-39.0%
Value Based Direct-to-End-Consumer	1,387	1,736	-20.1%	2,560	3,366	-23.9%
Value Based Indirect-to-End-Consumer	1,365	2,399	-43.1%	2,109	4,976	-57.6%
Legacy OEM	1,721	2,540	-32.2%	3,685	5,343	-31.0%

Professional Audio Communications	1,011	1,769	-42.8%	2,275	3,536	-35.7%

Total	$23,602	$29,336	-19.5%	$45,105	$58,906	-23.4%

INTRICON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
(unaudited)	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019

Revenue, net	$23,602	$29,336	$45,105	$58,906
Cost of goods sold	16,996	21,121	33,927	42,133
Gross profit	6,606	8,215	11,178	16,773

Operating expenses:
Sales and marketing	1,680	3,072	3,673	6,461
General and administrative	4,603	3,650	8,019	6,836
Research and development	1,209	1,097	2,410	2,062
Restructuring charges	1,171	—	1,171	—
Impairment loss	—	3,765	—	3,765
Acquisition costs	493	—	493	—
Total operating expenses	9,156	11,584	15,766	19,124
Operating loss	(2,550)	(3,369)	(4,588)	(2,351)

Interest income, net	97	248	281	463
Other income (expense), net	208	(272)	101	(406)
Loss from continuing operations before income taxes and discontinued operations	(2,245)	(3,393)	(4,206)	(2,294)
Income tax expense	29	116	47	247
Loss from continuing operations before discontinued operations	(2,274)	(3,509)	(4,253)	(2,541)
Loss on disposal of discontinued operations	—	(1,116)	—	(1,116)
Loss from discontinued operations	—	(405)	—	(597)
Net loss	(2,274)	(5,030)	(4,253)	(4,254)
Less: Income allocated to non-controlling interest	7	—	7	—
Net loss attributable to IntriCon shareholders	$(2,281)	$(5,030)	$(4,260)	$(4,254)

Basic loss per share attributable to IntriCon shareholders:
Continuing operations	$(0.26)	$(0.40)	$(0.48)	$(0.29)
Discontinued operations	—	(0.17)	—	(0.20)
Net loss per share:	$(0.26)	$(0.57)	$(0.48)	$(0.49)

Diluted loss per share attributable to IntriCon shareholders:
Continuing operations	$(0.26)	$(0.40)	$(0.48)	$(0.29)
Discontinued operations	—	(0.17)	—	(0.20)
Net loss per share:	$(0.26)	$(0.57)	$(0.48)	$(0.49)

Average shares outstanding:
Basic	8,881	8,743	8,847	8,724
Diluted	8,881	8,743	8,847	8,724

INTRICON CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

(In Thousands, Except Per Share Amounts)

(unaudited)	June 30,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$7,056	$8,523
Restricted cash	629	639
Short-term investment securities	19,921	23,451
Accounts receivable, less allowance for doubtful accounts of $598 at June 30, 2020 and $325 at December 31, 2019	10,447	8,993
Inventories	21,034	16,377
Contract assets	8,111	10,237
Other current assets	1,587	1,975
Current assets of discontinued operations	—	80
Total current assets	68,785	70,275

Machinery and equipment	44,646	41,073
Less: Accumulated depreciation	30,215	27,522
Net machinery and equipment	14,431	13,551

Goodwill	13,592	9,551
Intangible assets	11,779	5,545
Operating lease right-of-use assets, net	3,421	4,372
Investment in partnerships	695	1,160
Long-term investment securities	3,023	8,629
Other assets, net	326	510
Total assets	$116,052	$113,593

Current liabilities:
Current financing leases	$53	$101
Current operating leases	1,483	1,729
Accounts payable	9,469	9,876
Accrued salaries, wages and commissions	3,757	2,274
Other accrued liabilities	4,680	2,869
Liabilities of discontinued operations	—	77
Total current liabilities	19,442	16,926

Noncurrent financing leases	5	30
Noncurrent operating leases	2,148	2,937
Other postretirement benefit obligations	360	382
Accrued pension liabilities	655	655
Deferred tax liabilities, net	1,124	—
Other long-term liabilities	3,888	2,171
Total liabilities	27,622	23,101
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 8,934 and 8,781 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	8,934	8,781
Additional paid-in capital	88,772	86,770
Accumulated deficit	(8,546)	(4,286)
Accumulated other comprehensive loss	(484)	(520)
Total shareholders’ equity	88,676	90,745
Non-controlling interest	(246)	(253)
Total equity	88,430	90,492
Total liabilities and equity	$116,052	$113,593

Reconciliation of GAAP to Non-GAAP Financial Measures

Second Quarter Ended June 30, 2020

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains certain financial measures not derived in accordance with GAAP, including adjusted net income (loss) attributable to IntriCon shareholders, adjusted basic loss per share attributable to IntriCon shareholders and adjusted diluted loss per share attributable to IntriCon shareholders. These non-GAAP financial measures reflect adjustments for expenses and gains that the Company believes do not reflect the Company’s core operating performance. Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance.  We have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measures, provides useful information to investors in evaluating the Company’s operational performance. The Company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results, trends, and growth, as well as in comparing the Company’s financial results with the financial results of other companies. However, the Company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. The presentation of these non-GAAP financial measures should not be construed as an inference that future results will not be affected by similar items. The Company may incur expenses and gains that are the same as, or similar to, some of the adjustments in this presentation in the future.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are set forth below.

	Three Months Ended		Six Months Ended
(unaudited)	June 30,	June 30,	June 30,	June 30,
Adjusted net income (loss) attributed to IntriCon shareholders	2020	2019	2020	2019
Net loss attributable to IntriCon shareholders	$(2,281)	$(5,030)	$(4,260)	$(4,254)
Adjustments to net loss attributable to IntriCon shareholders
Restructuring charges (1)	1,171	—	1,171	—
Impairment loss (2)	—	3,765	—	3,765
EMS acquisition costs (3)	493	—	493	—
CEO retirement costs (4)	823	—	823	—
COVID-19 Singapore Government Support (5)	(349)	—	(349)	—
Total adjustments to net loss attributable to IntriCon shareholders (6)	2,138	3,765	2,138	3,765

Adjusted net loss attributed to IntriCon shareholders	$(143)	$(1,265)	$(2,122)	$(489)

Adjusted basic loss per share attributable to IntriCon shareholders:
Net loss per share:	$(0.02)	$(0.14)	$(0.24)	$(0.06)

Adjusted diluted loss per share attributable to IntriCon shareholders:
Net loss per share:	$(0.02)	$(0.14)	$(0.24)	$(0.06)

Average shares outstanding:
Basic	8,881	8,743	8,847	8,724
Diluted	8,881	8,743	8,847	8,724

(1) On May 20, 2020, the Company announced a strategic restructuring plan designed to accelerate the Company’s future growth by focusing resources on the highest potential growth areas. Total restructuring charges for the three and six months ended June 30, 2020 were $1,171, including $732 related to one-time employee termination benefits, $326 for lease modification costs at Hearing Help Express and $113 for losses on disposal of assets.

(2) The June 30, 2019 impairment losses related to a write-off of goodwill and intangible assets due to negative cash flows within our Hearing Help Express reporting unit.

(3) These costs represent legal and other professional acquisition related costs for the purchase of Emerald Medical Services.

(4) The CEO Transition Agreement signed in June 2020 includes payment of $443 (equal to one year’s salary) and $400 of RSUs issuable to our CEO.

(5) The Singapore Government provided $349 COVID-19 financial assistance to our Singapore Subsidiaries throughout the second quarter.

(6) None of these adjustments have income tax impacts.